Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Macy’s, Inc.:

We consent to the use of our reports dated March 28, 2012 with respect to the consolidated balance sheets of Macy’s, Inc. and subsidiaries as of January 28, 2012 and January 29, 2011, and the related consolidated statements of income, changes in shareholders’ equity and cash flows for each of the fiscal years in the three-year period ended January 28, 2012, and the effectiveness of internal control over financial reporting as of January 28, 2012, incorporated by reference in the registration statement.

/s/  KPMG LLP

Cincinnati, Ohio
December 20, 2012

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Macy’s, Inc.:

We consent to the use of our report dated March 30, 2012, with respect to the statements of net assets available for plan benefits of Macy’s, Inc. Executive Deferred Compensation Plan as of December 31, 2011 and 2010, and the related statements of changes in net assets available for plan benefits for each of the years in the three-year period ended December 31, 2011, incorporated by reference in the registration statement.

/s/  KPMG LLP

Cincinnati, Ohio
December 20, 2012